    As filed with the Securities and Exchange Commission on November 8, 1999

                                        Registration No. 333-___________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 30549

                              ---------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                        STATE AUTO FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              OHIO                                              31-1324304
(STATE OR OTHER JURISDICTION OF                                (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                              518 EAST BROAD STREET
                            COLUMBUS, OHIO 43215-3976
                                 (614) 464-5000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICERS)

                              ---------------------

                                 ROBERT H. MOONE
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                        STATE AUTO FINANCIAL CORPORATION
                              518 EAST BROAD STREET
                            COLUMBUS, OHIO 43215-3976
                                 (614) 464-5000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ---------------------

                          Copies of correspondence to:

        John R. Lowther                           Curtis A. Loveland, Esq.
 Vice President, Secretary and               Porter, Wright, Morris & Arthur LLP
        General Counsel                             41 South High Street
State Auto Financial Corporation                    Columbus, Ohio 43215
     518 East Broad Street                             (614) 227-2000
   Columbus, Ohio 43215-3976
         (614) 464-5000


            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.[X]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

------------

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                              ---------------------

                                                   CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED               PROPOSED
                                                                       MAXIMUM                MAXIMUM
             TITLE OF                          AMOUNT                  OFFERING               AGGREGATE                AMOUNT OF
            SECURITIES                         TO BE                    PRICE                 OFFERING               REGISTRATION
         TO BE REGISTERED                   REGISTERED(1)            PER SHARE(2)             PRICE(2)                   FEE(3)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value            400,000 shares              $11.4375              $4,575,000                 $1,272
----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement is filed for up to 400,000 shares to be issued or offered pursuant to the State Auto Financial Corporation 1998 State Auto Agents' Stock Option Plan.

(2)   Estimated solely for purposes of calculating registration fee.

(3) Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on November 4, 1999 of $11.4375 share.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION DATED NOVEMBER 8, 1999

PROSPECTUS

                        STATE AUTO FINANCIAL CORPORATION
                                518 E. BROAD ST.
                            COLUMBUS, OHIO 43215-3976
                                 (614) 464-5000

                              ---------------------

                    1998 STATE AUTO AGENTS' STOCK OPTION PLAN

                              ---------------------

          We are offering 400,000 of our common shares, without par value, upon the exercise of options granted to our insurance agents under the 1998 State Auto Agents' Stock Option Plan.

          When we grant an award of stock options, we will enter into a Participation Agreement with you which sets forth additional terms of that award. You should refer to the Participation Agreement for information concerning the exercise price and number of shares that may be received when you exercise your stock options. The common stock is listed on the Nasdaq National Market under the symbol "STFC."

          See "The Plan" below on page 2 for a description of the stock options.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

          You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is not an offer to sell or a solicitation of an offer to buy any securities other than securities offered by this document. This document is not an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. This document is dated November 8, 1999, and you should not assume that the information contained in this document is accurate as of any other date. Neither the mailing of this document nor the issuance of any securities shall create any implication to the contrary.

                              ---------------------

             The date of this Prospectus is __________________, 1999

                                     TABLE OF CONTENTS

Business..................................................................................1
   General................................................................................1
   Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995.......1
The Plan..................................................................................2
   Administration of the Plan.............................................................2
   Plan Eligibility.......................................................................2
   The Grant of Stock Options.............................................................2
   Option Prices..........................................................................2
   Exercising an Option...................................................................2
   Payment of the Option Price............................................................3
   Available Shares.......................................................................3
   The Exercise of Awards by Non-Participants.............................................3
   The Termination of Awards..............................................................3
   The Status of an Option Holder.........................................................3
   Change of Control of the Company.......................................................3
   Participant's Agreements...............................................................4
   Conditions to Issue or Deliver Common Stock............................................4
   Resale of Common Stock.................................................................4
   Term of the Plan.......................................................................4
Federal Tax Considerations................................................................4
Other Considerations......................................................................5
Use of Proceeds...........................................................................5
Legal Matters.............................................................................5
Experts...................................................................................5
Where You Can Find More Information.......................................................5
Incorporation of Documents by Reference...................................................6

                                    BUSINESS

          Throughout this prospectus the words "we", "us", "our" and "State Auto" refer to both State Auto and our subsidiaries.

GENERAL

          We are an insurance holding company engaged through our subsidiaries in the property and casualty insurance business. We are approximately 70% owned by State Automobile Mutual Insurance Company, an Ohio property and casualty insurance company formed in 1921. Our principal operating subsidiaries and their businesses are:

o State Auto Property and Casualty Insurance Company, a South Carolina corporation, and Milbank Insurance Company, a South Dakota corporation, which are regional standard insurers engaged primarily in writing personal and commercial automobile, homeowners, commercial multi-peril, workers' compensation and fire insurance.

o State Auto National Insurance Company, an Ohio corporation, which writes personal automobile insurance for non-standard risks.

o Farmers Casualty Insurance Company, an Iowa domiciled standard property casualty insurer, writing in Iowa and Kansas. Mid-Plains Insurance Company, a subsidiary of Farmers Casualty Insurance Company, is an Iowa based insurer which principally writes nonstandard auto insurance in Iowa and Kansas.

o Stateco Financial Services, Inc., an Ohio corporation, provides investment management services to affiliated companies and insurance premium finance services to customers of State Auto Property and Casualty Insurance Company and Milbank Insurance Company.

o State Auto Insurance Company, an Ohio corporation, which is currently seeking a certificate of authority from the Ohio Department of Insurance, expects to offer personal lines insurance in Ohio.

o Strategic Insurance Software, Inc., an Ohio corporation and a majority-owned subsidiary of State Auto Financial, develops and sells software for the processing of insurance transactions, management of insurance policy data and electronic interfacing of insurance policy information between insurance companies and agencies.

o 518 Property Management and Leasing, LLC, an Ohio limited liability company, owns and leases real and personal property to our affiliated companies. The members of 518 Property Management and Leasing are State Auto Property and Casualty Insurance Company and Stateco Financial Services, Inc.

          Additionally, Midwest Security Insurance Company, a Wisconsin domiciled standard personal lines property and casualty insurer, owned by State Automobile Mutual Insurance Company, is managed by us.

          At this time, we market our insurance products through approximately 12,500 independent insurance agents associated with approximately 2,200 agencies in 26 states. Our insurance products are marketed primarily in the central and eastern part of the United States, excluding New York, New Jersey and the New England States.

          Our principal executive office is located at 518 East Broad St., Columbus, Ohio 43215. Our telephone number is (614) 464-5000. You can find additional information concerning State Auto and our business activities in the documents incorporated by reference in this prospectus.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

          Statements contained in this prospectus and incorporated herein by reference expressing the beliefs of our management and the other statements which are not historical facts are forward looking statements that involve risks and uncertainties. These risks and uncertainties include but are not limited to:

          o adverse state and federal legislative changes or judicial and regulatory decisions;
          o    competitive products and pricing;
          o weather and weather-related events or other types of catastrophic events;
          o    geographic spread of risk;
          o    fluctuations of securities markets;
          o general economic and business conditions that are less favorable than expected;
          o    changes in technology or industry standards;
          o    shortages of labor and materials in storm hit areas;
          o    late reported claims and previously undisclosed damage;
          o    utilities and financial institutions disruptions;
          o    shortage of skilled personnel;
          o    regulatory or governmental systems breakdown; and
          o other risk factors or uncertainties listed from time to time in this prospectus or any document incorporated by reference in this prospectus.

                                    THE PLAN

ADMINISTRATION OF THE PLAN

          The Plan will be administered by a Plan Administration Committee consisting of at least three members appointed by our Board of Directors.

PLAN ELIGIBILITY

          Our agents who will be eligible to receive options under the Plan are those invited to participate pursuant to criteria established by the Plan Administration Committee. Each person who receives an award under the Plan is referred to as a Participant. We have no obligation to select any or all agents for participation in the Plan. For purposes of the Plan, an agent is a person who has entered into an agency agreement with us.

THE GRANT OF STOCK OPTIONS

          Each year, we will grant options to Participants in the Plan based on the formula set forth in the Plan and in each Participant's Participation Agreement.

OPTION PRICES

          As long as our shares of common stock are listed on the Nasdaq National Market, the exercise price of options granted under the Plan will be equal to the last reported sale price on the Nasdaq National Market on the day of the grant under the terms of the Plan.

EXERCISING AN OPTION

          Subject to certain restrictions, Participants may exercise options that are vested. Each option will be effective for no more than ten (10) years. If an option is not fully exercised by its expiration date it will terminate to the extent not previously exercised.

          A Participant may exercise an option by delivering written notice to us and paying the exercise price. Participants may exercise options in full or in part. A Participant will become a shareholder of those shares for which an option is exercised at the time the Plan Administration Committee determines that the exercise is valid, the option price has been received and a certificate for the shares has been issued. We will issue shares of common stock as soon as practicable after exercise.

PAYMENT OF THE OPTION PRICE

          A Participant may pay the exercise price of an option in cash or by check. Additionally, Participant can pay the exercise price by delivering previously held shares of the common stock or by a combination of cash and shares. If a Participant uses shares for this payment, the value of each share delivered shall be equal to the last reported sale price on the Nasdaq National Market on the day the option is exercised.

AVAILABLE SHARES

          Subject to adjustments for stock splits, stock dividends and other changes in the number and character of shares of common stock available for awards, we will grant awards for up to 400,000 shares of common stock under the Plan. The shares that we will deliver upon the exercise of options may be authorized but unissued shares of common stock or issued shares of common stock which we have reacquired or a combination of both.

          In the event of a stock split, stock dividend or similar change in the number and character of shares of common stock available for awards, we will adjust:

          o The number of shares of common stock available for awards under the Plan; and

          o The exercise price per share of common stock under each outstanding option.

The purpose and effect of this type of adjustment is to give you the same economic rights in our common stock that you had prior to a stock split, stock dividend or similar change. We will not make this type of adjustment unless the adjustment would require an increase or decrease in the number of shares or exercise price of at least 1%.

THE EXERCISE OF AWARDS BY NON-PARTICIPANTS

          Under the Agents' Stock Option Plan Addendum, which you are required to sign to become a Participant in the Plan, we will consent to allow you to designate natural persons who are your owners the right to participate in the Plan. Otherwise, you may not transfer awards other than by will or by the laws of descent and distribution upon death. In the case of your death, your estate or heirs may exercise the award within one (1) year of death, to the same extent that you could have exercised the award at the time of your death.

THE TERMINATION OF AWARDS

          All awards have a term of ten (10) years. If your agency agreement terminates, you fail to meet your performance criteria as set forth in your Participation Agreement and in the Plan, or you fail to pay us any amounts due under your agency agreement on time, your option, to the extent not vested, terminates. You will, however, be able to exercise your option to the extent vested until the term lapses.

          If your relationship with us terminates, you will not be eligible to receive awards after the date of termination of the relationship. Any outstanding but unexercised awards will terminate as described in the preceding paragraph.

THE STATUS OF AN OPTION HOLDER

          Receiving an option does not give you any right to continue your relationship with us, and it does not interfere with our right to terminate our relationship with you at any time. You will not have rights as a shareholder for any shares of common stock subject to an option until the date we issue those shares.

CHANGE OF CONTROL OF THE COMPANY

          If we are a party to a merger or consolidation, other than a merger in which we are the surviving corporation, the aggregate number of shares reserved for issuance under the Plan and the number and exercise price of outstanding options will be adjusted. The adjustment will entitle you to receive for the original aggregate exercise price the number and type of shares of stock which you would have received upon the happening of the event giving rise to the adjustment as if you had exercised all of your options and held shares of common stock prior to the happening of the event.

PARTICIPANT'S AGREEMENTS

          The terms and conditions of your award will be contained in an agreement between you and us. The terms of your agreement will be consistent with the terms of the Plan, but may include additional provisions and restrictions that are not inconsistent with the Plan.

CONDITIONS TO ISSUE OR DELIVER COMMON STOCK

          Our obligation to issue or deliver shares of common stock upon the exercise of an award is subject to applicable laws and the approval of applicable governmental and regulatory authorities, if necessary or appropriate.

RESALE OF COMMON STOCK

          You may publicly sell shares of common stock acquired pursuant to the Plan. However, if you may be considered our "affiliate" as defined in the SEC rules under the Securities Act of 1933 any shares that you own may not be re-offered or resold except:

          o    Under a separate prospectus covering those shares;

          o    In connection with Rule 144 under the rules of the Securities
               Act; or

          o    Under another Securities Act exemption from registration.

TERM OF THE PLAN

          The Plan will terminate on May 27, 2008, unless terminated earlier by our Board of Directors. The termination of the Plan will not affect the exercisability of outstanding options.

                           FEDERAL TAX CONSIDERATIONS

          Options granted under the Plan are non-qualified options under the Internal Revenue Code. Generally, the grant of options will not result in the recognition of taxable income for federal income tax purposes. When a Participant exercises an option, the Participant recognizes, as ordinary income, the excess of the fair market value of the common stock on the date of exercise over the exercise price. We will be allowed a deduction for federal income tax purposes to the same extent and at the same time as the Participant recognizes income.

          The tax basis of a share acquired by exercise of an option with a cash payment will be its fair market value used to determine the amount of taxable income arising from the exercise of the option. Assuming the shares issued on the exercise of an option are held as a capital asset, the holding period for purposes of determining whether a subsequent sale of the share results in the recognition of short-term or long-term capital gain or loss will begin on the day of transfer of the share to the Participant.

          If a Participant delivers shares of common stock that he or she already owns as payment of the exercise price of shares acquired on the exercise of an option, the delivery will not result in the recognition of a capital gain or loss on the previously owned stock. The number of option shares received in excess of the previously owned shares given up, in effect, are "purchased" with the untaxed appreciation on the previously owned stock. A Participant's tax basis and holding period for the number of shares received equal to the number of shares delivered will be the same as that for the shares delivered. A Participant's tax basis for shares received in excess of the number of shares delivered will equal the fair market value of the shares used to determine the amount of taxable income arising from the exercise of the option. A Participant's holding period for those excess shares will begin on the date the shares are transferred to the Participant.

          We will report the amount of taxable income arising from the exercise of an option on IRS Form 1099. You should consult your tax advisor to determine the income tax consequences of holding and exercising any awards granted under the Plan and of selling any stock acquired pursuant to that exercise, as well as to determine the effect of any state or local taxes.

          The Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

                              OTHER CONSIDERATIONS

          The Plan will continue in effect until all awards that we have granted expire. We will not grant any awards under the Plan after May 27, 2008. Our Board of Directors may amend, suspend or terminate the Plan. However, no action shall adversely affect or impair in any material respect any award granted under the Plan without the consent of the Participant holding the award.

                                 USE OF PROCEEDS

          We will use any proceeds from the exercise of awards for general corporate purposes.

                                  LEGAL MATTERS

          The legality of the common stock offered under this prospectus will be passed upon by Porter, Wright, Morris & Arthur LLP.

                                     EXPERTS

          The consolidated financial statements of State Auto Financial Corporation at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated by reference herein, and are included in reliance upon such report given the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

          We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy any document we file with the Commission at the following locations:

               o At the Public Reference Room of the Commission, Room 1024-Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

               o At the Public Reference Room of the Commission's regional office at Seven World Trade Center, 13th Floor, New York, New York 10048;

               o At the Public Reference Room of the Commission's regional office at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

               o By writing the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

               o At the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006; or

               o    From the Commission's web site at www.sec.gov.

          Some of these locations may charge a prescribed fee or modest fee for copies.

          We have filed with the Commission a registration statement and related exhibits under the Securities Act of 1933 with respect to the securities. As permitted by the Commission, this prospectus, which constitutes a part of the registration statement, does not contain all the information included in the registration statement. Such additional information may be obtained from the locations described above. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the contract or other document for all the details.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

          The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the Commission will automatically update and supersede this information. Accordingly, we incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (Commission File Number 0-19289):

          o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (filed March 30, 1999);

          o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 (filed May 14, 1999) and June 30, 1999 (filed August 13,
               1999);

          o Our Proxy Statement for the Annual Meeting of Shareholders held on May 27, 1999 (filed April 26, 1999);

          o The description of our common stock, contained in the registration statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 and all amendments thereto and reports filed for the purpose of updating such description; and

          o All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the offering of the common stock thereby is completed (other than portions of such documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the Commission).

          These documents are or will be available for inspection or copying at the locations identified above under the caption "Where You Can Find More Information." We will provide without charge to each to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference). You should direct requests for documents to:

          State Auto Insurance Corporation
          518 East Broad St.
          Columbus, Ohio 43215-3976
          Attention: James E. Duemey, Vice President
          Telephone Number:          (614) 464-5000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the various expenses to be paid by the Company in connection with the sale and distribution of the securities being registered hereby. All amounts shown are estimates, except the SEC registration fee:

          SEC registration fee                         $ 1,272.00
          Legal fees and expenses                        7,500.00
          Accounting fees and expenses                   1,000.00
          Miscellaneous expenses                         1,228.00
                   Total                               $11,000.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

          Article 6 of the Code of Regulations of the Company contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents, or persons who are serving or have served at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or by the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that: (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, he shall be indemnified against expenses reasonably incurred in connection therewith.

          The Company has entered into Indemnification Agreements with each of its directors. These contracts generally: (i) confirm the existing indemnity provided to them under the Company's Code of Regulations and assure that this indemnity will continue to be provided; and (ii) provide that, in addition, the directors shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in any threatened, pending or completed action or proceeding, including any action by or in the right of the Company, on account of their service as a director or officer of the Company or at the request or with the consent of the Company as a trustee, director, officer, employee, or agent of another corporation or enterprise. Coverage under the contracts is excluded: (A) to the extent the director is indemnified under directors' and officers' liability insurance maintained by the Company; (B) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; (C) if a final court of adjudication shall determine that such indemnification is not lawful; or (D) on account of any suit in which judgment is rendered against the director for an accounting of profits made from the purchase or sale by the director of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934 or any similar provision. The indemnification agreements are applicable to claims asserted after their effective date, whether arising from acts or omissions occurring before or after their effective date.

          The Company has purchased a liability policy to indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions set forth in the policy.

          At present, there are no claims, actions, suits, or proceedings pending where indemnification would be required under the foregoing provisions, and the Company does not know of any threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

    Exhibit No.                        Description of Exhibit
    -----------                        ----------------------

       4.1*          1998 State Auto Agents' Stock Option Plan.

       5.1* Opinion of Porter, Wright, Morris & Arthur LLP regarding the legality of the securities being issued hereunder.

       23.1*         Consent of Counsel (included in Exhibit 5.1 hereof)

       23.2*         Consent of Ernst & Young LLP.

       24.1*         Power of Attorney.

---------------------
*Filed herewith.

ITEM 17.  UNDERTAKINGS.

(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    (iv)      Provided, however, that paragraphs (1)(i) and
                              (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
                              Section 13 or Section 15(d) of the Securities Exchange Act of

                              1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on November 5, 1999.


                                          STATE AUTO FINANCIAL CORPORATION

                                          By: /s/ Robert H. Moone
                                              -------------------------------
                                              Robert H. Moone, President and
                                              Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 5th day of November, 1999.

Name                                                   Title

/s/ Robert H. Moone                  President and Chief Executive Officer
------------------------             (principal executive officer)
    Robert H. Moone

/s/ Steven J. Johnston               Chief Financial Officer, Vice President,
------------------------             and Treasurer (principal financial officer
    Steven J. Johnston               and principal accounting officer)

Robert L. Bailey*                    Chairman of the Board
------------------------
Robert L. Bailey

John R. Lowther*                     Vice President, Secretary,
------------------------             General Counsel, and Director
John R. Lowther

David L. Bickelhaupt*                Director
------------------------
David L. Bickelhaupt

David J. D'Antoni*                   Director
------------------------
David J. D'Antoni

Urlin G. Harris*                     Director
------------------------
Urlin G. Harris

Paul W. Huesman*                     Director
------------------------
Paul W. Huesman

William J. Lhota*                    Director
------------------------
William J. Lhota

George R. Manser*                    Director
------------------------
George R. Manser

*The undersigned hereby executes this Registration Statement on behalf of each of the indicated directors of the Registrant pursuant to powers of attorney executed by such directors and filed as an exhibit to this Registration Statement.

/s/ Robert H. Moone
------------------------
Robert H. Moone
Power of Attorney

                                  EXHIBIT INDEX


    Exhibit No.                      Description of Exhibit
    -----------                      ----------------------

       4.1*          1998 State Auto Agents' Stock Option Plan.

       5.1* Opinion of Porter, Wright, Morris & Arthur LLP regarding the legality of the securities being issued hereunder.

       23.1*         Consent of Counsel (included in Exhibit 5.1 hereof)

       23.2*         Consent of Ernst & Young LLP.

       24.1*         Power of Attorney.

----------------------
*Filed herewith.